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                                 EXHIBIT "A"


     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

         (MINUTES OF SPECIAL MEETING OF DIRECTORS held September 11, 1998)


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